UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2025

Titan Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13341	94-3171940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 East 53rd St., Suite 3001, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(786) 769-7512
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title for each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TTNP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Unregistered Sales of Equity Securities.

Conversion of Series AA Preferred Stock

On May 13, 2025, Titan Pharmaceuticals, Inc. (the “Company”) received a Notice of Conversion from The Sire Group Ltd. (“Sire Group”) informing the Company that Sire Group desired to convert 139,882 shares of its Series AA Convertible Preferred Stock, par value $0.001 per share (the “Series AA Preferred Stock”) into shares of the Company’s common stock. As a result, on May 30, 2025, the Company issued Sire Group 150,087 shares of common stock. These shares were issued with a standard Rule 144 restrictive legend. The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 19, 2023, on September 13, 2023 the Company entered into a Securities Purchase Agreement with Sire Group, pursuant to which the Company agreed to issue 950,000 shares of Series AA Preferred Stock to the Sire Group at a price of $10.00 per share, for an aggregate purchase price of $9,500,000. Under the Certificate of Designations, Preferences and Rights of Series AA Convertible Preferred Stock of the Company (the “Series AA Certificate of Designations”) filed with the Secretary of State of the State of Delaware on September 13, 2023, each share of Series AA Preferred Stock is convertible, at the holder’s option at any time, into shares of the Company’s common stock at a  conversion rate equal to the quotient of (i) the stated value of such share divided by (ii) the initial conversion price of $0.466, subject to specified adjustments as set forth in the Series AA Certificate of Designations. The Series AA Preferred Stock contains limitations that prevent Sire Group from acquiring the lower of either (i) the maximum percentage of common stock permissible under the rules and regulations of The Nasdaq Stock Market (“Nasdaq”) without first obtaining shareholder approval or (ii) 19.99% of the Company’s outstanding common stock.

Conversion of Series B Preferred Stock

On May 13, 2025, the Company received a Notice of Conversion from Blue Harbour Asset Management L.L.C-FZ (“Blue Harbour”) informing the Company that Blue Harbour desired to convert 79,773 shares of its Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”) into shares of the Company’s common stock. As a result, on May 30, 2025, the Company issued Blue Harbour 265,913 shares of common stock. These shares were issued with a standard Rule 144 restrictive legend. The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2025, on March 29, 2025 the Company entered into a Securities Purchase Agreement with Blue Harbour, pursuant to which the Company agreed to issue 100,000 shares of Series B Preferred Stock to the Blue Harbour at a price of $10.00 per share, for an aggregate purchase price of $1,000,000. Under the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of the Company (the “Series B Certificate of Designations”) filed with the Secretary of State of the State of Delaware on March 31, 2025, each share of Series B Preferred Stock is convertible, at the holder’s option at any time, into shares of the Company’s common stock at a conversion rate equal to the quotient of (i) the stated value of such share divided by (ii) the initial conversion price of $3.00, subject to specified adjustments as set forth in the Series B Certificate of Designations. The Series B Preferred Stock contains limitations that prevent Blue Harbour from acquiring the lower of either (i) the maximum percentage of common stock permissible under the rules and regulations of Nasdaq without first obtaining shareholder approval or (ii) 19.99% of the Company’s outstanding common stock.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titan Pharmaceuticals, Inc.

Dated: June 2, 2025	By:	/s/ Chay Weei Jye
		Name:	Chay Weei Jye
		Title:	Chief Executive Officer

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